Exhibit 23.1
Volt Information Sciences, Inc. Savings Plan

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in Registration Statements (Form S-8 No. 333-45903, No. 333-106245, and No. 333-152661), pertaining to the Volt Information Sciences, Inc. Savings Plan, of our report dated June 28, 2010, with respect to the financial statements and supplemental schedule of the Volt Information Sciences, Inc. Savings Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2009.

/s/Mitchell & Titus, LLP
New York, New York
June 28, 2010

19